UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2014

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information reported in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 20, 2014, Carter Validus Mission Critical REIT, Inc. (the “Company”), through a wholly-owned subsidiary of Carter/Validus Operating Partnership, LP (“CVOP”), its operating partnership, entered into an agreement with Carter Validus Properties, LLC (the “Assignor”), an affiliated entity of the Company, to assume all of the Assignor’s right, title and interest in a Purchase Agreement (the “Purchase Agreement”) with Ascent CH2, LLC, a Delaware limited liability company (the “Seller”), which is not affiliated with the Company, its advisor or affiliates, for the purchase of 100% of the Seller’s interest in a 251,141 square foot data center (the “Chicago Data Center”), located on approximately nineteen acres of land in the Chicago, Illinois metropolitan area, for a purchase price of $211,700,000, plus closing costs. The acquisition was funded by net proceeds from the Company’s ongoing initial public offering.

In connection with the acquisition, the Company paid an acquisition fee of $4,234,000, or 2% of the purchase price, to its advisor, Carter/Validus Advisors, LLC. The Company believes the Chicago Data Center is adequately insured.

The Chicago Data Center was constructed in 1964 and was converted into a data center in 2010. As of May 20, 2014, the Chicago Data Center was 59.9% leased to four tenants.

The following table shows the material terms of the lease agreement with the four tenants of the Chicago Data Center as of May 20, 2014:

	Square	Current Annual		Base Rent per	Lease Term		Renewal
Tenant	Feet	Base Rent		Square Foot	Beginning	Ending	Options (1)
Comcast Cable Communications Management, LLC	46,075	$10,644,190	(2)	$231.02	01/01/2013	12/31/2022	2/5 yr.
HSBC Technology & Services (USA) Inc.	40,964	$5,170,032	(3)	$126.21	06/20/2013	06/30/2023	2/5 yr.
Trans Union, LLC (5)	17,511	$576,000	(4)	$32.89	07/01/2014	06/30/2024	2/5 yr.
Walgreen Co. (6)	45,975	$1,738,889	(4)	$37.82	04/01/2012	03/31/2029	2/5 yr.

(1)	Represents option renewal period/term of each option.
(2)	Tenant occupies Suite 100 and Suite 200 of the property. Rent increases annually by 1.25% and 1.75% of the then current annual base rent for Suite 100 and Suite 200, respectively.
(3)	Rent increases annually by 3.00% of the then current annual base rent.
(4)	Rent increases annually by 2.50% of the then current annual base rent.
(5)	Pursuant to the lease agreement, the tenant is obligated to spend $16.0 million for future improvements to the property by the end of the lease term.
(6)	Pursuant to the lease agreement, the tenant is obligated to spend $31.5 million for future improvements to the property by the end of the lease term, subject to the final credit of $0.7 million.

The material terms of the Purchase Agreement, the Assignment of Purchase Agreement and the Assignment and Assumption of Leases are qualified in their entirety by the agreements attached as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements.

It is not practicable to provide the financial statements at this time. Such financial statements, to the extent required, will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits

10.1	Purchase Agreement, dated April 4, 2014, between Ascent CH2, LLC and Carter Validus Properties, LLC

10.2	Assignment of Purchase Agreement, dated May 14, 2014, between Carter Validus Properties, LLC, as Assignor, and DC-505 North Railroad Avenue, LLC, as Assignee

10.3	Assignment and Assumption of Leases, dated May 20, 2014, between Ascent CH2, LLC, as Assignor, and DC-505 North Railroad Avenue, LLC, as Assignee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: May 21, 2014	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer